(h)(5)

                                     Form of

                  SECOND AMENDMENT TO ADMINISTRATION AGREEMENT

      SECOND AMENDMENT made as of this ____ day of ___________, 2006 to the ADMINISTRATION AGREEMENT, dated September 1, 2001, as amended from time to time (the "Agreement") between THE GLENMEDE FUND, INC., a corporation organized under the laws of the state of Maryland (the "Fund"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

      WHEREAS, the Fund and Bank have entered into the Agreement;

      WHEREAS, the Fund and the Bank desire to amend the Agreement;

      NOW, THEREFORE, the Fund and the Bank agree to amend the Agreement as follows:

      1. Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.

      2. Additional Funds. Appendix A to the Agreement shall be amended by deleting such Appendix A in its entirety and inserting in lieu thereof Appendix A as attached hereto.

      3. Miscellaneous.

      (a) Except as amended hereby, the Agreement shall remain in full force and effect.

      (b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



                  [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and the year first above written.


                                           THE GLENMEDE FUND, INC.


                                           By: ______________

                                           Name: _____________

                                           Title: ______________


                                           INVESTORS BANK & TRUST COMPANY


                                           By: ______________

                                           Name: _____________

                                           Title:    ______________

                                   APPENDIX A


                      Portfolios of The Glenmede Fund, Inc.

                            Absolute Return Portfolio
                           Core Fixed Income Portfolio
                            Government Cash Portfolio
                             International Portfolio
                             Large Cap 100 Portfolio
                           Large Cap Growth Portfolio
                            Large Cap Value Portfolio
                         Philadelphia International Fund
                           Small Cap Equity Portfolio
                           Strategic Equity Portfolio
                            Tax-Exempt Cash Portfolio
                        Total Market Long/Short Portfolio
                         U.S. Emerging Growth Portfolio